Plexus Announces Fiscal Second Quarter 2018 Financial Results

•	Record quarterly revenue of $699 million during the fiscal second quarter of 2018

•	GAAP diluted EPS of $0.36; non-GAAP adjusted diluted EPS of $0.74, excluding $0.38 per share related to the previously announced one-time bonus paid to full-time, non-executive employees

•	Initiates fiscal third quarter 2018 revenue guidance of $700 to $740 million with GAAP diluted EPS of $0.76 to $0.86

NEENAH, WI – April 25, 2018 - Plexus (NASDAQ: PLXS) today announced financial results for its fiscal second quarter ended March 31, 2018, and guidance for its fiscal third quarter ending June 30, 2018.

	Three Months Ended
	Mar 31, 2018	Mar 31, 2018	June 30, 2018
	Q2F18 Results	Q2F18 Guidance (1)	Q3F18 Guidance
Summary GAAP Items
Revenue (in millions)	$699	$670 to $710	$700 to $740
Operating margin	2.5%	4.3% to 4.7%	4.6% to 5.0%
Diluted earnings per share (2)	$0.36	$0.68 to $0.78	$0.76 to $0.86

Summary Non-GAAP Items (3)
Adjusted operating margin	4.4%
Adjusted diluted EPS	$0.74
Return on invested capital (ROIC)	15.6%
Economic Return	6.1%

(1)
Q2F18 guidance did not reflect Plexus' subsequent decision to pay the one-time, non-executive employee bonus, which, as noted above, had an impact of $0.38 per share; see Non-GAAP Supplemental Information and related tables for additional detail.

(2)	Includes stock-based compensation expense of $0.13 for both Q2F18 results and Q3F18 guidance.
(3)
Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures and a reconciliation to GAAP. Adjusted gross margin, adjusted operating margin and adjusted diluted EPS for the three months ended March 31, 2018, exclude the impact of the one-time non-executive employee bonus.

Fiscal Second Quarter 2018 Information

•	Won 41 manufacturing programs during the quarter representing approximately $255 million in annualized revenue when fully ramped into production

•	Trailing four quarter manufacturing wins total approximately $847 million in annualized revenue when fully ramped into production

•	Purchased $31.6 million of our shares at an average price of $61.63 per share under our existing share repurchase program

Todd Kelsey, President and CEO, commented, “We finished our fiscal second quarter with record revenue of $699 million as our Industrial/Commercial market sector strengthened during the quarter and our Healthcare/Life Sciences and Aerospace/Defense market sectors achieved solid sequential growth. The result was near the high-end of our guidance range and up approximately 16% from the comparable quarter last year. Our manufacturing wins were at the highest quarterly level in nearly four years at $255 million, positioning us well for continued future growth.”

Patrick Jermain, Senior Vice President and CFO, commented, “As a result of U.S. Tax Reform enabling us to more efficiently access offshore cash, on February 20, 2018, we announced a revised capital allocation strategy intended to fund growth investments and enhance shareholder value. During the fiscal second quarter, we successfully repatriated approximately $280 million from our APAC region. We deployed the cash, as intended, by funding working capital investments, accelerating our share repurchase program, rewarding our non-executive employees through a one-time bonus and reducing borrowing under our revolving credit facility. We anticipate repatriating an additional $150 million during the fiscal third quarter while continuing to execute our revised capital allocation strategy.”

Mr. Kelsey concluded, “We are establishing revenue guidance of $700 to $740 million for the fiscal third quarter as we anticipate another quarter of record revenue. The mid-point of this guidance suggests we will achieve approximately 3% sequential quarterly revenue growth and more than 15% revenue growth from the comparable quarter last year. Further, our success ramping new programs, coupled with improving end markets, provides us increasing optimism that we will achieve revenue growth in line with our 12% target in fiscal 2018. We continue to anticipate that our operating margin will return to our target range of 4.7% to 5.0% for the remainder of fiscal 2018. Consistent with these expectations, we are guiding fiscal third quarter 2018 GAAP diluted EPS of $0.76 to $0.86.”

Quarterly Comparison	Three Months Ended
	Mar 31, 2018	Dec 30, 2017	Apr 1, 2017
(in thousands, except EPS)	Q2F18	Q1F18	Q2F17
Revenue	$698,651	$677,294	$604,349
Gross profit	52,952	63,523	63,800
Operating income	17,315	31,557	32,571
Net income (loss)	12,290	(98,493)	29,295
Diluted earnings (loss) per share	$0.36	$(2.93)	$0.84
Adjusted net income (1)	25,466	26,019	29,295
Adjusted diluted EPS (1)	$0.74	$0.75	$0.84

Gross margin	7.6%	9.4%	10.6%
Adjusted gross margin (1)	9.4%	9.4%	10.6%
Operating margin	2.5%	4.7%	5.4%
Adjusted operating margin (1)	4.4%	4.7%	5.4%

ROIC	15.6%	16.2%	16.8%
Economic Return	6.1%	6.7%	6.3%

(1)
Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed in this release, such as adjusted gross margin, adjusted gross profit, adjusted operating income, adjusted operating margin, adjusted diluted EPS, ROIC and Economic Return, and a reconciliation of these measures to GAAP.

Business Segment and Market Sector Revenue
The Company measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s global market sector focused business development strategy. Top 10 customers comprised 58% of revenue during the quarter, consistent with the fiscal first quarter of 2018.

Business Segments ($ in millions)	Three Months Ended
	Mar 31, 2018	Dec 30, 2017	Apr 1, 2017
	Q2F18	Q1F18	Q2F17
Americas	$302	299	$272
Asia-Pacific	350	346	310
Europe, Middle East, and Africa	74	64	44
Elimination of inter-segment sales	(27)	(32)	(22)
Total Revenue	$699	$677	$604

Market Sectors ($ in millions)	Three Months Ended
	Mar 31, 2018		Dec 30, 2017		Apr 1, 2017
	Q2F18		Q1F18		Q2F17
Healthcare/Life Sciences	$248	35%	$237	35%	$205	34%
Industrial/Commercial	242	35%	207	30%	192	32%
Communications	99	14%	133	20%	108	18%
Aerospace/Defense	110	16%	100	15%	99	16%
Total Revenue	$699		$677		$604

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, Economic Return, and free cash flow, because such measures are used for internal management goals and decision making, and because they provide management and investors additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of items, such as the one-time, non-executive employee bonus and the transitional effects of the U.S. Tax Cuts & Jobs Act (“U.S. Tax Reform”), that are not reflective of continuing operations. For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to Non-GAAP Supplemental Information and the attached Non-GAAP Supplemental Information Tables.
ROIC and Economic Return
ROIC for the fiscal second quarter of 2018 was 15.6%. The Company defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a three-quarter period for the second quarter. Invested capital is defined as equity plus debt, less cash and cash equivalents. The Company’s weighted average cost of capital for fiscal 2018 is 9.5%. ROIC for the quarter less the Company’s weighted average cost of capital resulted in an economic return of 6.1%.
Free Cash Flow Calculation
The Company defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended March 31, 2018, cash flows used in operations was $66.3 million, less capital expenditures of $12.4 million, resulting in negative free cash flow of $78.7 million. For the six months ended March 31, 2018, cash flows provided by operations was $2.8 million, less capital expenditures of $29.1 million, resulting in negative free cash flow of $26.3 million.

Cash Cycle Days	Three Months Ended
	Mar 31, 2018	Dec 30, 2017	Apr 1, 2017
	Q2F18	Q1F18	Q2F17
Days in Accounts Receivable	52	45	48
Days in Inventory	100	100	103
Days in Accounts Payable	(61)	(63)	(64)
Days in Cash Deposits	(15)	(15)	(14)
Annualized Cash Cycle*	76	67	73

*We calculate cash cycle as the sum of days in accounts receivable and days in inventory, less days in accounts payable and days in cash deposits.

Conference Call and Webcast Information

What:	Plexus Fiscal Q2 2018 Earnings Conference Call and Webcast
When:	Thursday, April 26, 2018 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, https://plexus.gcs-web.com/events-and-presentations/upcoming-events, where a slide presentation reviewing fiscal second quarter 2018 results will also be made available ahead of the conference call.

Conference call at +1.800.708.4539 with passcode: 46687589

Replay:	The webcast will be archived on the Plexus website and available via telephone replay at +1.888.843.7419 or +1.630.652.3042 with passcode: 46687589

Investor and Media Contact
Susan Hanson
+1.920.751.5491
susan.hanson@plexus.com

About Plexus – The Product Realization Company
Since 1979, Plexus has been partnering with companies to create the products that build a better world. We are a team of over 16,000, providing global Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing, and Aftermarket Services. Plexus is an industry leader that specializes in serving customers with complex products used in demanding regulatory environments. With a culture built around innovation and customer service, Plexus’ teams create customized end-to-end solutions to assure the realization of the most intricate products. For more information about Plexus, visit our website, plexus.com.

Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the risks of concentration of work for certain customers; the effect of start-up costs of new programs and facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix, low volumes and demanding quality, regulatory, and other requirements; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; increasing regulatory and compliance requirements; risks related to information technology systems and data security; the effects of U.S. Tax Reform and of related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the effects of shortages and delays in obtaining components as a result of economic cycles or natural disasters; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions, tariffs, other trade protection measures, and tax matters in the United States and in the other countries in which we do business (including as a result of the United Kingdom’s pending exit from the European Union); the potential effect of other world or local events or other events outside our control (such as changes in energy prices, terrorism and weather events); the impact of increased competition; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings (particularly in "Risk Factors" in our fiscal 2017 Form 10-K).

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	Mar 31,	Apr 1,	Mar 31,	Apr 1,
	2018	2017	2018	2017
Net sales	$698,651	$604,349	$1,375,945	$1,239,368
Cost of sales	645,699	540,549	1,259,470	1,111,212
Gross profit	52,952	63,800	116,475	128,156
Selling and administrative expenses	35,637	31,229	67,603	61,682
Operating income	17,315	32,571	48,872	66,474
Other income (expense):
Interest expense	(3,547)	(3,262)	(7,272)	(6,536)
Interest income	1,426	1,185	2,981	2,256
Miscellaneous	(477)	1,925	(823)	1,251
Income before income taxes	14,717	32,419	43,758	63,445
Income tax expense	2,427	3,124	129,961	5,971
Net income (loss)	$12,290	$29,295	$(86,203)	$57,474
Earnings (loss) per share:
Basic	$0.37	$0.87	$(2.57)	$1.71
Diluted	$0.36	$0.84	$(2.57)	$1.66
Weighted average shares outstanding:
Basic	33,538	33,703	33,552	33,619
Diluted	34,387	34,702	33,552	34,631

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Mar 31,	Sept 30,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$402,470	$568,860
Restricted cash	845	394
Accounts receivable	400,262	365,513
Inventories	701,666	654,642
Prepaid expenses and other	32,313	28,046
Total current assets	1,537,556	1,617,455
Property, plant and equipment, net	324,484	314,665
Deferred income taxes	5,464	5,292
Other	42,470	38,770
Total non-current assets	372,418	358,727
Total assets	$1,909,974	$1,976,182

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$180,772	$286,934
Accounts payable	431,659	413,999
Customer deposits	104,914	107,837
Accrued salaries and wages	48,973	49,376
Other accrued liabilities	66,844	49,445
Total current liabilities	833,162	907,591
Long-term debt and capital lease obligations, net of current portion	27,217	26,173
Accrued income taxes payable	91,905	—
Deferred income taxes	19,738	—
Other Liabilities	17,449	16,479
Total non-current liabilities	156,309	42,652
Total liabilities	989,471	950,243
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
52,435 and 51,934 shares issued, respectively,
and 33,293 and 33,464 shares outstanding, respectively	524	519
Additional paid-in-capital	567,535	555,297
Common stock held in treasury, at cost, 19,142 and 18,470 shares, respectively	(615,263)	(574,104)
Retained earnings	963,003	1,049,206
Accumulated other comprehensive income (loss)	4,704	(4,979)
Total shareholders’ equity	920,503	1,025,939
Total liabilities and shareholders’ equity	$1,909,974	$1,976,182

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	Mar 31,	Dec 30,	Apr 1,	Mar 31,	Apr 1,
	2018	2017	2017	2018	2017
Gross profit, as reported	$52,952	$63,523	$63,800	$116,475	$128,156
Gross margin, as reported	7.6%	9.4%	10.6%	8.5%	10.3%

Non-GAAP adjustments:
One-time employee bonus (1)	12,590	—	—	12,590	—
Adjusted gross profit	$65,542	$63,523	$63,800	$129,065	$128,156
Adjusted gross margin	9.4%	9.4%	10.6%	9.4%	10.3%

Operating income, as reported	$17,315	$31,557	$32,571	$48,872	$66,474
Operating margin, as reported	2.5%	4.7%	5.4%	3.6%	5.4%

Non-GAAP adjustments:
One-time employee bonus (1)	13,512	—	—	13,512	—
Adjusted operating income	$30,827	$31,557	$32,571	$62,384	$66,474
Adjusted operating margin	4.4%	4.7%	5.4%	4.5%	5.4%

Net income (loss), as reported	$12,290	$(98,493)	$29,295	$(86,203)	$57,474

Non-GAAP adjustments:
One-time employee bonus, net of tax (1)	13,176	—	—	13,176	—
Income tax expense due to U.S. Tax Reform (2)	—	124,512	—	124,512	—
Adjusted net income	$25,466	$26,019	$29,295	$51,485	$57,474

Diluted weighted average shares outstanding, as reported	34,387	33,567	34,702	33,552	34,631
Diluted weighted average shares outstanding, as adjusted (3)	34,387	34,630	34,702	34,487	34,631

Diluted earnings (loss) per share, as reported	$0.36	$(2.93)	$0.84	$(2.57)	$1.66

Non-GAAP per share adjustments:
One-time employee bonus, net of tax (1)	0.38	—	—	0.38	—
Impact of dilutive shares excluded from GAAP results due to the net loss position (3)	—	0.09	—	0.09	—
Income tax expense due to U.S. Tax Reform (2)	—	3.59	—	3.59	—
Adjusted diluted earnings per share	$0.74	$0.75	$0.84	$1.49	$1.66

(1)
During Q2F18, a $13.5 million one-time employee bonus was paid; of this amount, $12.6 million was recorded in cost of sales and $0.9 million was recorded in selling and administrative expenses in the accompanying Condensed Consolidated Statements of Operations.

(2)
During Q1F18, $124.5 million of tax expense was recorded as a result of the enactment of U.S. Tax Reform. The results for the three months ended March 31, 2018, were not impacted by U.S. Tax Reform as the provisional amounts recorded in Q1F18 remain unchanged.

(3)
For the three months ended December 30, 2017 and the six months ended March 31, 2018, the total weighted average number of potentially-dilutive shares was 1.1 million and 2.0 million, respectively. However, these shares were not included in the computation of GAAP diluted net loss per share since to do so would have decreased the loss per share. No shares were excluded in any of the other reported periods.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Six Months Ended		Three Months Ended		Six Months Ended
	Mar 31,		Dec 30,		Apr 1,
	2018		2017		2017
Operating income, as reported		$48,872		$31,557		$66,474
One-time employee bonus	+	13,512		—		—
Adjusted operating income		62,384		31,557		66,474
	x	2	x	4	x	2

Adjusted annualized operating income		$124,768		$126,228		$132,948
Adjusted effective tax rate	x	11%	x	10%	x	9%
Tax impact		13,724		12,623		11,965
Adjusted operating income (tax effected)		$111,044		$113,605		$120,983

Average invested capital	÷	$709,764	÷	$701,635	÷	$718,524

ROIC		15.6%		16.2%		16.8%
Weighted average cost of capital	-	9.5%	-	9.5%	-	10.5%
Economic return		6.1%		6.7%		6.3%

	Three Months Ended
Average Invested Capital	Mar 31,	Dec 30,	Sept 30,	Jul 1,	Apr 1,	Dec 31,	Oct 1,
Calculations	2018	2017	2017	2017	2017	2016	2016
Equity	$920,503	$933,849	$1,025,939	$991,306	$961,438	$927,542	$916,797
Plus:
Debt - current	180,772	179,881	286,934	267,297	92,623	78,879	78,507
Debt - long-term	27,217	26,047	26,173	26,138	185,638	184,136	184,002
Less:
Cash and cash equivalents	(402,470)	(506,694)	(568,860)	(519,172)	(524,520)	(496,505)	(432,964)
	$726,022	$633,083	$770,186	$765,569	$715,179	$694,052	$746,342